Exhibit 10.13
Management Agreement with IPN Communications, Inc.





DataLogic Consulting, Inc.
12966 Euclid St., Suite 450 * Garden Grove, CA 92840
* Tel: (888) 530-8228  * Fax: (800) 549-3067


                               MANAGEMENT AGREEMENT


This Management Agreement is made by and between DataLogic International, Inc. (hereinafter referred to as "DataLogic"), a Deleware corporation, doing business at 12966 Euclid St., Suite 450, Garden Grove, CA 92840 and I-Phonehome, Inc. with mailing address 600 Wilshire Blvd, Suite 1200, Los Angeles, CA 90017 (hereinafter referred to as "I-Phonehome").

In consideration of the promises and agreements contained herein, the parties mutually agree as follow:

1. TERM. The term of the Agreement shall commence on June 2, 2003 and shall remain in effect until June 2, 2004 unless terminated prior to that time in accordance with the section entitled "TERMINATION".

2. SCOPE OF DUTIES . I-Phonehome shall faithfully perform the normal duties of operation management which include but not limited to sales and marketing, technical and customer service support.

3. COMPENSATION. In full consideration of I-Phonehome's performance of the Services, DataLogic shall pay I-Phonehome for work performed in an amount of $15,000 per month. In addition, DataLogic shall pay I-Phonehome eleven (11%) percent of net profits and for a maximum of two hundred seventy thousand ($270,000) dollars in restricted common stock, DataLogic shall pay I-Phonehome ninety thousand ($90,000) dollars each time I-Phonehome net profit reached one hundred twenty-five thousand ($125,000) dollars increments. The net profit milestones are $125,000, $250,000 and $375,000.

4.  WARRANTIES.  I-Phonehome  represents and warrants:

       (a) that the Services to be performed under in this Agreement shall be acceptable and satisfactory to DataLogic;
       (b) that the performance of the Services set forth in this Agreement in accordance with the terms and provisions set forth herein, do not and will not breach any agreement to keep in confidence any proprietary information of another entity acquired by I-Phonehome in trust in confidence prior to the date of this Agreement;
       (c) that I-Phonehome has not entered into any agreement, whether written or oral, in conflict of this Agreement; and
       (d) that the Services to be performed under the Agreement do not and will not involve the counseling or promotions of a business arrangement or other activity that violates any state or federal law.

5.  COVENANTS. I-Phonehome:

       (a) shall perform the Services in a good and workmanlike manner and promote the interests of DataLogic to the best of his skill and ability;
       (b) shall re-perform any work not in compliance with the warranty brought to I-Phonehome's attention within a reasonable time after that work is performed;
       (c) shall not, during the term of this Agreement, enter into any other agreement, whether written or oral, which would conflict with I-Phonehome's obligations hereunder;

6. TERMINATION. This Agreement may be terminated on the earlier of the following: (a) immediately by DataLogic upon the receipt of notification from DataLogic that I-Phonehome is not performing satisfactorily; (b) by either party upon breach of this Agreement by the other party; or (c) by either party at any time upon fourteen (14) days prior written notice to the other. Upon the termination of this Agreement, each party shall be released from all obligations and liabilities hereunder except those arising under Sections 7, 8, 9, 10 and 11.

7. CONFIDENTIALITY. The work contemplated under this agreement may require that I-Phonehome have access to information which is proprietary and/or confidential to DataLogic. I-Phonehome agrees not to publish or otherwise disclose to persons outside DataLogic, without specific permission, any proprietary and/or confidential information acquired from DataLogic by him as a result of participation under this agreement; nor to use said information for any purposes other than consultation with DataLogic.

8. RETURN OF INFORMATION. Upon the termination of this Agreement, I-Phonehome will promptly return to the DataLogic all materials, records, documents, and other DataLogic's Confidential Information in tangible form. I-Phonehome shall not retain any copies of such materials and information and, if requested by DataLogic, will delete all DataLogic Confidential Information stored in any magnetic or optical disc or memory.

9. SEVERABILITY. If any provision of this Agreement shall be held or made invalid or unenforceable for any reason, such invalidity shall not affect the remainder of this Agreement, and the invalid or unenforceable provisions shall be replaced by a mutually acceptable provision, which being valid, legal and enforceable comes closest to the original intentions of the parties hereto and has like economic effect.

10. INDEMNIFICATION. To the fullest extent permitted by law, I-Phonehome shall indemnify, defend and hold harmless DataLogic and its officers, directors against any claims for injury or damage arising from the negligent or willful performance of I-Phonehome's duties during the period of this Agreement, but not included where such loss, liability or expense is, or is alleged to be, attributable to sole negligence of DataLogic.

11. GOVERNING LAW. This Agreement shall be governed by, interpreted and construed in accordance with the laws of the State of California. The payment obligation of this Agreement is performable in Orange County, California and any dispute relating to this Agreement or any breach hereof, or the termination of this Agreement, shall be submitted to binding arbitration under the Rules of the American Arbitration Association and the decision of the arbiter(s) shall be enforceable in any court having jurisdiction. Arbitration shall occur only in Orange County, CA. In the event any dispute is arbitrated the prevailing party (as determined by the arbiter(s)) shall be entitled to recover that party's reasonable attorney's fees incurred (as determined by the arbiter(s)) located in Orange County, California.

12. NOTICES. Any notice, request, demand or other communication required or permitted under the terms of this Agreement shall be in writing and given by certified or registered mail, postage prepaid and properly addressed , to the address of the party to be notified as shown below, or to such other address as to which either party may notify the other in writing. Notice shall be effective on the date it is received. However, when this Agreement requires immediate notice, such notice shall be accomplished by telephone to the designated parties or by facsimile to the numbers listed herein.

         If to DataLogic:                  If to I-Phonehome:
         DataLogic Consulting, Inc.            I-Phonehome
         12966 Euclid St., Suite 450       600 Wilshire Blvd, Suite 1200
         Garden Grove, CA 92840            Los Angeles, CA 90017
         Attn: Keith Nguyen                Attn: Michael Wu
         Tel. (888) 530-8228 x103          Tel. (213) 538-1282
         Fax (800) 549-3067                Fax (213) 426-6555

13. ENTIRE AGREEMENT. This Agreement represents the entire agreement between DataLogic and I-Phonehome with respect to the subject matter hereof and supersedes all prior agreements and understandings among the parties (whether written or oral) relating to said subject matter. There are no agreements, representations, or understandings between DataLogic and I-Phonehome that are not expressly stated herein.

        A. No amendment to this Agreement shall be effective unless it is in writing and signed by duly authorized representatives of both DataLogic and I-Phonehome.

        B. Waiver of DataLogic of any breach of this Agreement by I-Phonehome shall not be effective unless such waiver is in writing and signed by DataLogic. Any waiver by DataLogic shall not constitute a waiver of any different or subsequent breach by I-Phonehome.

14. ASSIGNMENT. This Agreement may be assigned in its entirety by DataLogic. I-Phonehome shall have no authority to assign, delegate, or transfer any of his duties and obligations under this Agreement.

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the dates shown above.

Accepted:                                Accepted:

DataLogic Consulting, Inc.               Michael Wu

/s/Keith Nguyen                          /s/Michael Wu

Keith Nguyen                             Michael Wu
President                                CEO











DataLogic International, Inc.
18301 Von Karman Ave., Suite 250 * Irvine, CA 92612
* Tel: (888) 530-8228  * Fax: (800) 549-3067


                       MANAGEMENT AGREEMENT
                            ADDENDUM A


This is an Addendum to the Management Agreement entered into between DataLogic International, Inc. (hereinafter "DataLogic") and IPN Communications, Inc. (formerly I-Phonehome Inc.) (hereinafter "IPN") or collectively "the Parties" on the 2nd of June 2003.

WHEREAS DataLogic is DataLogic International or its subsidiary and IPN is IPN Communications or its principals;

WHEREAS the parties wish to extend the Agreement as follows:

2. TERM. The term of the Agreement shall commence on June 2, 2003 and shall remain in effect until December 31, 2004 unless terminated prior to that time in accordance with the section entitled "TERMINATION".

3. COMPENSATION. In full consideration of IPN's performance of the Services, DataLogic shall pay IPN for work performed in an amount of $100,000 payable in DataLogic restricted common stock. In addition, DataLogic shall pay IPN eleven (11%) percent of net profits. DataLogic shall no longer be obligated to pay IPN monthly service fees or any other payout based on the net profit milestones as outlined in the original Management Agreement.


IN WITNESS WHEREOF, the parties have entered into this Agreement as of the 5th day of January, 2004.

DataLogic International, Inc.       IPN Communications, Inc.

/s/Keith Nguyen                     /s/Michael Wu
_____________________________       ________________________________
Keith Nguyen            Date        Michael Wu                  Date
President                           CEO